Exhibit 99.1

Seritage Growth Properties Reports First Quarter 2024 Operating Results

New York – May 10, 2024 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties today reported financial and operating results for the three months ended March 31, 2024.

"We are continuing to advance our Plan of Sale, having sold $80 million of assets year to date and repaid an equal amount of debt in the process. Since the announcement of our strategic review and election to be taxed as a C-Corp two years ago, we have sold 151 assets for approximately $1.7 billion of gross proceeds and repaid roughly $1.2 billion in debt. Based on our broad transaction experience, we are seeing a few themes emerge. Assets previously underwritten for life sciences or tech office are now frequently being reconsidered for other uses in higher demand but with less aggressive rent profiles, which, taken together with high construction costs, drives down the amount that can be paid for land. We are also seeing investors focusing on less risky debt or cash flowing equity investments to generate double-digit returns. Yet, some with a longer-term view are starting to come back to the development market. With more stability in interest rates and inflation, buyers are able to underwrite deals more confidently, albeit at lower valuations. As such we are adjusting our pricing projections for some of our assets.” said Andrea L. Olshan, Chief Executive Officer and President.

Sale Highlights:

•
Generated $48.8 million of gross proceeds from sales including:
•
$34.0 million in gross proceeds from one income producing Multi-Tenant Retail asset reflecting a 7.6% capitalization rate; and
•
$14.8 million in gross proceeds from four vacant/non-income producing Non-Core assets sold at $28.56 PSF eliminating $0.8 million of carry costs.
•
Subsequent to quarter end, generated $31.8 million of gross proceeds from sales including:
•
$28.0 million in gross proceeds from one income producing Multi-Tenant Retail asset reflecting a 5.3% capitalization rate; and
•
$3.8 million in gross proceeds from one income producing Non-Core assets reflecting a 7.8% capitalization rate.
•
As of May 7, the Company has four assets under contract for anticipated gross proceeds of $30.1 million. All assets for sale are subject to customary closing conditions. Of these four assets, two are for sale with no due diligence contingencies for total anticipated gross proceeds of $8.3 million and two assets are under contract for sale subject to customary due diligence for total anticipated gross proceeds of $21.8 million including:
•
$25.4 million in gross proceeds from three vacant/non- income producing Non-Core assets to be sold at $42.64 PSF eliminating $1.2 million of carry costs; and
•
$4.7 million in gross proceeds from monetizing an unconsolidated entity interest.
•
The Company has accepted offers on and is currently negotiating definitive purchase and sale agreements on four assets for total gross proceeds of approximately $79.1 million including:
•
$24.0 million in gross proceeds from one income producing Multi-Tenant Retail asset reflecting a 8.5% capitalization rate;
•
$8.1 million in gross proceeds from one vacant / non-income producing Non-Core assets to be sold at $55.18 PSF eliminating $0.3 million of carry costs; and
•
$47.0 million in gross proceeds from monetizing two unconsolidated entity interests.

Financial Highlights:

For the three months ended March 31, 2024:

•
As of March 31, 2024, the Company had cash on hand of $130.8 million, including $15.9 million of restricted cash. As of May 7, 2024, the Company had cash on hand of $102.4 million, including $11.7 million of restricted cash.
•
Net loss attributable to common shareholders of ($20.2) million, or ($0.36) per share.
•
Total Net Operating Income (“Total NOI”) of $2.1 million.
•
During the quarter, the Company made $30.0 million in principal repayments on the Company’s term loan facility having a maturity date of July 31, 2025 (the “Term Loan Facility”), reducing the balance of the Term Loan Facility to $330.0 million at March 31, 2024. Subsequent to quarter end, the Company made additional principal payments totaling $50.0 million reducing the balance of the Term Loan Facility to $280.0 million as of May 7, 2024.

Other Highlights

•
Signed one lease covering 1.6 thousand square feet in the first quarter at a projected annual net rent of $110.25 PSF.
•
Opened five tenants in the first quarter totaling approximately 53.5 thousand square feet at an average net rent of $53.98 PSF.

Future Sales Projections

The data below provides additional information regarding current estimated gross sales proceeds per asset in the portfolio as of May 7, 2024, excluding assets under contract or in PSA negotiation, which are described above. The assets listed below are either being marketed or are to be marketed and, as a result, any sales thereof are anticipated to occur in 2024 and beyond. Sales projections are based on the Company’s latest forecasts and assumptions, but the Company cautions that actual results may differ materially. In addition, see “Market Update” below and the “Risk Factors” section contained in the Company’s filings with the Securities and Exchange Commission for discussion of the risks associated with such estimated gross sale proceeds.

Gateway Markets

•
One Multi-Tenant Asset $25 - $30 million
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Eight Premier Assets (Dallas & San Diego are each assumed to be sold in two transactions)
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One Asset $15 - $20 million
•
Two Assets $30 - $35 million
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Two Assets $50 - $60 million
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One Asset $60 - $70 million
•
One Asset $100 - $150 million
•
One Asset $150 - $200 million

Primary Markets

•
Three Multi-Tenant Assets $25 - $30 million
•
Three Joint Venture Assets $5 - $10 million
•
One Non-Core Asset $25 - $30 million

Secondary Markets

•
One Residential Asset with adjacent Retail asset $5 - $10 million
•
One Joint Venture Asset $5 - $10 million
•
One Non-Core Asset $5 - $10 million

Portfolio

The table below represents a summary of the Company’s properties by planned usage as of March 31, 2024 (in thousands except number of leases and acreage data):

Planned Usage	Total	Built SF / Acreage (1)	Leased SF (1)(2)	% Leased	Avg. Acreage / Site
Consolidated
Multi-Tenant Retail	5	876 sf / 93 acres	603	68.8%	18.7
Residential (3)	2	33 sf / 19 acres	33	100.0%	9.5
Premier	4	228 sf / 69 acres	138	71.4%	17.2
Non-Core (4)	7	1098 sf / 95 acres	13	1.2%	13.7
Unconsolidated
Other Joint Ventures	6	457 sf / 77 acres	11	2.3%	12.8
Premier	3	158 sf / 57 acres	106	69.1%	19.0

(1) Square footage is presented at the Company’s proportional share.

(2) Based on signed leases at March 31, 2024.

(3) Square footage represents built ancillary retail space whereas acreage represents both retail and residential acreage.

(4) Represents assets the Company previously designated for sale.

Multi-Tenant Retail

During the three months ended March 31, 2024, the Company invested $1.8 million in its Multi-Tenant retail properties. Any future capital expenditures in the Multi-Tenant retail portfolio are primarily comprised of tenant improvements.

The table below provides a summary of all Multi-Tenant Retail signed and in negotiation leases as of March 31, 2024 (in thousands except for number of leases and PSF data):

	Number of	Leased	% of Total	Gross Annual Base	% of	Gross Annual
Tenant	Leases	GLA	Leasable GLA	Rent ("ABR")	Total ABR	Rent PSF ("ABR PSF")
In-place retail leases	18	556.6	63.5%	$12,852.3	87.0%	$23.07
SNO retail leases (1)	4	46.2	5.3%	1,175	8.0%	25.54
Tenants in lease negotiation	1	102.0	10.6%	750	5.1%	7.35
Total retail leases	23	704.8	79.4%	$14,776.7	100.0%	$20.97
(1) SNO = signed not yet opened leases.

During the three months ended March 31, 2024, the Company has a leasing pipeline of over 100 thousand square feet. The Company has 557 thousand leased square feet and approximately 46 thousand square feet signed but not opened. The Company has total occupancy of 68.8% for its Multi-Tenant retail properties. As of March 31, 2024, there is an additional approximately 273 thousand square feet available for lease.

	Number of	Leased	Gross Annual Base	Gross Annual
	SNO Leases	GLA	Rent ("ABR")	Rent PSF ("ABR PSF")
As of December 31, 2023	6	86.1	$2,540.0	$29.53
Opened	(1)	(37.5)	(1,215.0)	32.40
Sold / terminated	(1)	(2.4)	(150.1)	63.42
As of March 31, 2024	4	46.2	$1,174.9	$25.54

Premier Mixed-Use

The Company has three premier mixed-use projects in the active leasing/tenant opening stage: Aventura, FL, Santa Monica, CA and San Diego, CA. As of March 31, 2024, the Company has 332 thousand in-place leased square feet (226 thousand square feet at share), 43 thousand square feet signed but not opened (43 thousand square feet at share), and 168 thousand square feet available for lease (116 thousand square feet at share).

The table below provides a summary of all signed leases at Premier assets as of March 31, 2024, including unconsolidated entities at the Company’s proportional share (in thousands except for number of leases and PSF data):

	Number of	Leased	% of Total	Gross Annual	% of	Gross Annual
Tenant	Leases	GLA	Leasable GLA	Base Rent ("ABR")	Total ABR	Rent PSF ("ABR PSF")
In-place retail leases	35	117.9	30.6%	$8,406.2	45.6%	$71.30
In-place office leases	4	108.0	28.0%	6,889.5	37.3%	63.82
SNO retail leases as of December 31, 2023(1)	17	57.5		$4,652.8		80.92
Opened	(4)	(16.0)		(1,673.4)		104.55
Signed	1	1.6		174.6		110.23
SNO retail leases as of March 31, 2024(1)	14	43.1	18.7%	$3,154.0	17.1%	73.22
Total diversified leases as of March 31, 2024	53	268.9	63.3%	$18,449.7	100.0%	$68.60
(1) SNO = Signed not yet opened leases

During the three months ended March 31, 2024, the Company invested $6.4 million in its consolidated premier development and operating properties and an additional $2.3 million into its unconsolidated premier entities.

Aventura

During the first quarter of 2024, the Company continued to advance 216 thousand square feet of office and retail leasing at the project in Aventura, FL. The Company is finalizing construction on the asset. As of March 31, 2024, 108 thousand square feet or 50% of the asset is opened and the Company will continue with rolling openings going forward.

With 70% leased through March 31, 2024, the Company has 65 thousand square feet or 30% available for lease, of which approximately 17 thousand square feet or 8.0% is in lease negotiation.

San Diego

As of March 31, 2024, the property is 100% leased and 100.0% open and operating.

Financial Summary

The table below provides a summary of the Company’s financial results for the three months ended March 31, 2024 (in thousands except for per share amounts):

	Three Months Ended
	March 31, 2024	March 31, 2023
Net loss attributable to Seritage common shareholders	$(20,210)	$(63,211)
Net loss per share attributable to Seritage common shareholders	(0.36)	(1.13)
Total NOI	2,098	3,104

For the quarter ended March 31, 2024:

•
Total NOI for the first quarter of 2024 reflects the impact of ($0.8) million Total NOI relating to sold properties.

Total NOI is comprised of:

(in thousands)	Three Months Ended March 31,
Consolidated Properties	2024	2023
Multi-tenant retail	$2,368	$2,163
Premier	(301)	(1,280)
Non-Core	(433)	(702)
Sold	(870)	1,406
Total	764	1,587
Unconsolidated Properties
Residential	-	9
Premier	1,545	331
Other joint ventures	(211)	1,177
Total	1,334	1,517
Total NOI	$2,098	$3,104

As of March 31, 2024, the Company had cash on hand of $130.8 million, including $15.9 million of restricted cash. The Company expects to use these sources of liquidity, together with a combination of future sales, to pay its financing obligations and fund its operations and development activity. The availability of funding from sales of assets is subject to various conditions, and there can be no assurance that such transactions will be consummated. For more information on our liquidity position, including our going concern analysis, please see the notes to the consolidated financial statements included in Part I, Item 1 and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each in our Quarterly Report on Form 10-Q.

Dividends

On February 29, 2024, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend was paid on April 15, 2024 to holders of record on March 29, 2024.

On May 2, 2024, the Company’s Board of Trustees declared a preferred stock dividend of $0.4375 per each Series A Preferred Share. The preferred dividend will be paid on July 15, 2024 to holders of record on June 28, 2024.

The Company’s Board of Trustees does not expect to declare dividends on its common shares until such time as the Term Loan Facility has been repaid in full.

Strategic Review

At the 2022 Annual Meeting of Shareholders on October 24, 2022, Seritage shareholders approved the Company’s Plan of Sale. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open minded to pursuing value maximizing alternatives, including a potential sale of the Company. There can be no assurance regarding the success of the process.

Market Update

As the Company has previously disclosed, the Company, along with the commercial real estate market as a whole, has experienced and continues to experience challenging market conditions as a result of a variety of factors. These conditions have applied and continue to apply downward pricing pressure on all of our assets. In making decisions regarding whether and when to transact on each of the Company’s remaining assets, the Company will consider various factors including, but not limited to, the breadth of the buyer universe, macroeconomic conditions, the availability and cost of financing, as well as corporate, operating and other capital expenses required to carry the asset. If these challenging market conditions persist, then we expect that they will impact the Plan of Sale proceeds from our assets and the amounts and timing of distributions to shareholders.

Non-GAAP Financial Measures

The Company makes references to NOI and Total NOI which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

Neither of NOI or Total NOI are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures the Company deems most comparable have been provided in the tables accompanying this press release.

Net Operating Income ("NOI”) and Total NOI

NOI is defined as income from property operations less property operating expenses. Other real estate companies may use different methodologies for calculating NOI, and accordingly the Company’s depiction of NOI may not be comparable to other real estate companies. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties. This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method.

The Company also considers NOI and Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI variable items such as termination fee income, as well as non-cash items such as straight-line rent and amortization of lease intangibles.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” "will," "approximately," or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; risks relating to redevelopment activities; contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; environmental, health, safety and land use laws and regulations; and possible acts of war, terrorist activity or other acts of violence or cybersecurity incidents. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 and any subsequent Form 10-Qs. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Prior to the adoption of the Company’s Plan of Sale (defined below), Seritage was principally engaged in the ownership, development, redevelopment, disposition, management and leasing of diversified retail and mixed-use properties throughout the United States. Seritage will continue to actively manage each remaining location until such time as each property is sold. As of March 31, 2024, the Company’s portfolio consisted of interests in 27 properties comprised of approximately 3.5 million square feet of gross leasable area (“GLA”) or build-to-suit leased area, and 410 acres of land. The portfolio consists of approximately 2.3 million square feet of GLA and 276 acres held by 18 consolidated properties (such properties, the “Consolidated Properties”) and 1.2 million square feet of GLA and 134 acres held by nine unconsolidated properties (such properties, the “Unconsolidated Properties”).

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Investment in real estate
Land	$72,562	$102,090
Buildings and improvements	300,148	344,972
Accumulated depreciation	(31,514)	(36,025)
	341,196	411,037
Construction in progress	132,210	135,305
Net investment in real estate	473,406	546,342
Real estate held for sale	75,574	39,332
Investment in unconsolidated entities	199,810	196,437
Cash and cash equivalents	114,875	134,001
Restricted cash	15,883	15,699
Tenant and other receivables, net	9,907	12,246
Lease intangible assets, net	191	886
Prepaid expenses, deferred expenses and other assets, net	24,922	28,921
Total assets (1)	$914,568	$973,864

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Term loan facility, net	$330,000	$360,000
Accounts payable, accrued expenses and other liabilities	40,970	50,700
Total liabilities (1)	370,970	410,700

Commitments and contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 56,262,944 and 56,194,727 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	562	562
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of March 31, 2024 and December 31, 2023; liquidation preference of $70,000	28	28
Additional paid-in capital	1,362,386	1,361,742
Accumulated deficit	(820,552)	(800,342)
Total shareholders' equity	542,424	561,990
Non-controlling interests	1,174	1,174
Total equity	543,598	563,164
Total liabilities and equity	$914,568	$973,864

(1) The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs"). See Note 2. The consolidated balance sheets, as of March 31, 2024, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $3.3 million of land, $2.8 million of building and improvements, $(0.8) million of accumulated depreciation and $2.6 million of other assets included in other line items. The Company's consolidated balance sheets as of December 31, 2023, include the following amounts related to our consolidated VIEs, excluding the Operating Partnership: $3.3 million of land, $2.8 million of building and improvements, $(0.8) million of accumulated depreciation and $2.4 million of other assets included in other line items.

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
REVENUE
Rental income	$5,725	$418
Management and other fee income	48	262
Total revenue	5,773	680
EXPENSES
Property operating	3,673	8,185
Real estate taxes	1,393	1,537
Depreciation and amortization	5,271	4,564
General and administrative	9,192	12,220
Total expenses	19,529	26,506
Gain on sale of real estate, net	1,139	12,392
Impairment of real estate assets	(1,148)	(2,576)
Equity in income (loss) of unconsolidated entities	379	(36,372)
Interest and other income, net	1,423	5,585
Interest expense	(7,011)	(15,202)
Loss before income taxes	(18,974)	(61,999)
(Provision) benefit for income taxes	(11)	13
Net loss	(18,985)	(61,986)
Preferred dividends	(1,225)	(1,225)
Net loss attributable to Seritage common shareholders	$(20,210)	$(63,211)

Net loss per share attributable to Seritage Class A common shareholders - Basic	$(0.36)	$(1.13)
Net loss per share attributable to Seritage Class A common shareholders - Diluted	$(0.36)	$(1.13)
Weighted average Class A common shares outstanding - Basic	56,215	56,059
Weighted average Class A common shares outstanding - Diluted	56,215	56,059

Reconciliation of Net Loss to NOI and Total NOI (in thousands)

	Three Months Ended March 31,
NOI and Total NOI	2024	2023
Net loss	$(18,985)	$(61,986)
Management and other fee income	(48)	(262)
Depreciation and amortization	5,271	4,564
General and administrative expenses	9,192	12,220
Equity in (income) loss of unconsolidated entities	(379)	36,372
Gain on sale of real estate, net	(1,139)	(12,392)
Impairment of real estate assets	1,148	2,576
Interest and other income, net	(1,423)	(5,585)
Interest expense	7,011	15,202
Provision (Benefit) for income taxes	11	(13)
Straight-line rent	67	10,843
Above/below market rental expense	38	48
NOI	$764	$1,587
Unconsolidated entities
Net operating income of unconsolidated entities	1,531	1,659
Straight-line rent	(188)	(147)
Above/below market rental expense	(9)	5
Total NOI	$2,098	$3,104

Properties sold during first quarter of 2024:

			Total	2024 Qtr
City	State	Full / Partial Sale	SF (1)	Sold
North Little Rock	AR	Box	160,500	Q1
Watchung	NJ	Full Site	87,300	Q1
Cedar Rapids	IA	Full Site	146,200	Q1
Yuma	AZ	Full Site	90,100	Q1
Edgewater	MD	Full Site	122,000	Q1